EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS THIRD QUARTER 2021 RESULTS

●	Total contract drilling revenues were $626 million, compared to $656 million in the second quarter of 2021 (total adjusted contract drilling revenues of $683 million, compared to $713 million in the second quarter of 2021);
●	Revenue efficiency(1) was 98.1%, compared to 98.0% in the prior quarter;
●	Operating and maintenance expense was $398 million, compared to $434 million in the prior quarter;
●	Net loss attributable to controlling interest was $130 million, $0.20 per diluted share, compared to $103 million, $0.17 per diluted share, in the second quarter of 2021;
●	Adjusted EBITDA was $245 million, compared to $255 million in the prior quarter; and
●	Contract backlog was $7.1 billion as of the October 2021 Fleet Status Report.

STEINHAUSEN, Switzerland—November 1, 2021—Transocean Ltd. (NYSE: RIG) today reported a net loss attributable to controlling interest of $130 million, $0.20 per diluted share, for the three months ended September 30, 2021.

Third quarter 2021 results included a net unfavorable item of $8 million, or $0.01 per diluted share, related to discrete tax items. After consideration of this net unfavorable item, third quarter 2021 adjusted net loss was $122 million, $0.19 per diluted share, compared to $109 million, $0.18 per diluted share, in the second quarter of 2021.

Contract drilling revenues for the three months ended September 30, 2021 decreased sequentially by $30 million to $626 million, primarily due to reduced activity for two rigs that went idle and one rig that commenced a planned shipyard stay during the third quarter, partially offset by higher revenue efficiency, and one rig that returned to work following a shipyard stay.

A non-cash revenue reduction of $57 million was recognized in both the third and second quarter as a result of contract intangible amortization associated with the Songa and Ocean Rig acquisitions in 2018.

Operating and maintenance expense was $398 million, compared with $434 million in the prior quarter. The sequential decrease was primarily the result of reduced activity due to rigs that became idle and lower COVID-19-related costs, partially offset by shipyard and contract preparation activities.

General and administrative expense was $40 million, up from $39 million in the second quarter of 2021. The increase was primarily due to legal and professional fees.

Interest expense, net of amounts capitalized, was $110 million, compared with $115 million in the prior quarter. Interest income was $4 million, which is in line with the second quarter of 2021.

The Effective Tax Rate(2) was (26.1)%, down from (4.6)% in the prior quarter. The decrease was primarily due to the discrete tax impact of jurisdictional ownership changes of certain assets, lower earnings before tax and releases of uncertain tax positions related to settlements. The Effective Tax Rate excluding discrete items was (18.1)% compared to (10.2)% in previous quarter.

Cash flows provided by operating activities were $141 million, compared to $153 million in the prior quarter. The third quarter decrease was primarily due to the timing of interest payments and increased income tax payments, partially offset by annual insurance prepayments made in the second quarter of 2021.

Third quarter 2021 capital expenditures of $37 million, compared to $41 million in the prior quarter, were primarily related to the company’s newbuild drillships under construction.

“I would like to thank the entire Transocean team for their continued dedication to delivering safe, reliable, and efficient operations for our customers. We once again produced strong financial results,” said President and Chief Executive Officer, Jeremy Thigpen. “Notably, our strong uptime performance during the quarter drove an impressive revenue efficiency of 98%, resulting in adjusted revenues of $683 million.”

“Furthermore, during the quarter, we were excited to secure the maiden contract for Deepwater Atlas, solidifying Transocean’s position as the undisputed leader in the 20,000 psi deepwater drilling market. As you know, Transocean has a history of firsts in the most technically demanding environments; and, we look forward to enhancing that legacy upon delivery of Deepwater Atlas and Deepwater Titan in the coming year.”

“Further demonstrating our technical leadership, we recently announced our commitment to reduce our greenhouse gas emissions intensity 40 percent by 2030 as compared to 2019. Our industry plays an important role in the ever-growing global demand for energy; and, we are proud to continue to employ our operational and technical expertise to support our customers in the delivery of efficient energy to the world, while simultaneously reducing our impact on the environment.”

Thigpen concluded, “We grow increasingly encouraged as we observe continuously improving market fundamentals and the resulting strength exhibited in oil prices. With tightening utilization for high-specification ultra-deepwater and harsh environment assets, and longer tender durations across multiple markets, dayrates are steadily increasing, which bodes well for the offshore drilling industry, and Transocean.”

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). We believe certain financial measures, such as Adjusted Contract Drilling Revenues, EBITDA, Adjusted EBITDA and Adjusted Net Income, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 37 mobile offshore drilling units consisting of 27 ultra-deepwater floaters and 10 harsh environment floaters. In addition, Transocean is constructing two ultra-deepwater drillships.

For more information about Transocean, please visit: www.deepwater.com.

Conference Call Information

Transocean will conduct a teleconference starting at 9 a.m. EDT, 2 p.m. CET, on Tuesday, November 2, 2021, to discuss the results. To participate, dial +1 323-994-2093 and refer to conference code 2585978 approximately 15 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the teleconference will be available at: www.deepwater.com, by selecting Investors, Financial Reports.

A replay of the conference call will be available after 12 p.m. EDT, 5 p.m. CET, on Tuesday, November 2, 2021. The replay, which will be archived for approximately 30 days, can be accessed at +1 719-457-0820, passcode 2585978, pin 4459. The replay will also be available on the company’s website.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, such as COVID-19, and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2020, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)	Revenue efficiency is defined as actual contract drilling revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations. See the accompanying schedule entitled “Revenue Efficiency.”

(2)	Effective Tax Rate is defined as income tax expense divided by income before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contact:

Alison Johnson

+1 713-232-7214

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020

Contract drilling revenues	$626	$773	$1,935	$2,462

Costs and expenses
Operating and maintenance	398	470	1,267	1,535
Depreciation and amortization	185	190	558	592
General and administrative	40	45	118	133
	623	705	1,943	2,260
Loss on impairment	—	—	—	(597)
Loss on disposal of assets, net	(3)	(64)	(61)	(64)
Operating income (loss)	—	4	(69)	(459)

Other income (expense), net
Interest income	4	6	11	19
Interest expense, net of amounts capitalized	(110)	(145)	(340)	(458)
Gain on restructuring and retirement of debt	—	449	51	396
Other, net	3	21	26	(23)
	(103)	331	(252)	(66)
Income (loss) before income tax expense (benefit)	(103)	335	(321)	(525)
Income tax expense (benefit)	27	(24)	10	4

Net income (loss)	(130)	359	(331)	(529)
Net income attributable to noncontrolling interest	—	—	1	1
Net income (loss) attributable to controlling interest	$(130)	$359	$(332)	$(530)

Earnings (loss) per share
Basic	$(0.20)	$0.58	$(0.53)	$(0.86)
Diluted	$(0.20)	$0.51	$(0.53)	$(0.86)

Weighted-average shares outstanding
Basic	653	616	630	615
Diluted	653	702	630	615

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	September 30,	December 31,
	2021	2020

Assets
Cash and cash equivalents	$900	$1,154
Accounts receivable, net of allowance of $2 at September 30, 2021 and December 31, 2020	507	583
Materials and supplies, net of allowance of $148 and $143 at September 30, 2021 and December 31, 2020, respectively	433	434
Restricted cash and cash equivalents	576	406
Other current assets	165	163
Total current assets	2,581	2,740

Property and equipment	23,102	23,040
Less accumulated depreciation	(5,886)	(5,373)
Property and equipment, net	17,216	17,667
Contract intangible assets	223	393
Deferred income taxes, net	9	9
Other assets	947	995
Total assets	$20,976	$21,804

Liabilities and equity
Accounts payable	$215	$194
Accrued income taxes	10	28
Debt due within one year	575	505
Other current liabilities	551	659
Total current liabilities	1,351	1,386

Long-term debt	6,773	7,302
Deferred income taxes, net	358	315
Other long-term liabilities	1,227	1,366
Total long-term liabilities	8,358	8,983

Commitments and contingencies

Shares, CHF 0.10 par value, 891,379,306 authorized, 142,363,356 conditionally authorized, 685,676,456 issued and 651,155,650 outstanding at September 30, 2021, and 824,650,660 authorized, 142,363,647 conditionally
authorized, 639,676,165 issued and 615,140,276 outstanding at December 31, 2020	63	60
Additional paid-in capital	13,659	13,501
Accumulated deficit	(2,198)	(1,866)
Accumulated other comprehensive loss	(261)	(263)
Total controlling interest shareholders’ equity	11,263	11,432
Noncontrolling interest	4	3
Total equity	11,267	11,435
Total liabilities and equity	$20,976	$21,804

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine months ended
	September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(331)	$(529)
Adjustments to reconcile to net cash provided by operating activities:
Contract intangible asset amortization	170	158
Depreciation and amortization	558	592
Share-based compensation expense	21	24
Loss on impairment	—	597
Loss on impairment of investment in unconsolidated affiliate	—	59
Loss on disposal of assets, net	61	64
Gain on restructuring and retirement of debt	(51)	(396)
Deferred income tax expense	43	28
Other, net	29	42
Changes in deferred revenues, net	(87)	(45)
Changes in deferred costs, net	8	10
Changes in other operating assets and liabilities, net	(31)	(484)
Net cash provided by operating activities	390	120

Cash flows from investing activities
Capital expenditures	(137)	(218)
Proceeds from disposal of assets, net	8	15
Investment in loans to unconsolidated affiliate	(33)	—
Investments in unconsolidated affiliates	—	(17)
Net cash used in investing activities	(162)	(220)

Cash flows from financing activities
Repayments of debt	(423)	(1,135)
Proceeds from issuance of shares, net of issue costs	141	—
Proceeds from issuance of debt, net of issue costs	—	743
Other, net	(30)	(27)
Net cash used in financing activities	(312)	(419)

Net decrease in unrestricted and restricted cash and cash equivalents	(84)	(519)
Unrestricted and restricted cash and cash equivalents, beginning of period	1,560	2,349
Unrestricted and restricted cash and cash equivalents, end of period	$1,476	$1,830

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Contract Drilling Revenues (in millions)	2021	2021	2020	2021	2020
Contract drilling revenues
Ultra-deepwater floaters	$428	$424	$490	$1,288	$1,654
Harsh environment floaters	198	232	283	647	796
Midwater floaters	—	—	—	—	12
Total contract drilling revenues	$626	$656	$773	$1,935	$2,462

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Average Daily Revenue (1)	2021	2021	2020	2021	2020
Ultra-deepwater floaters	$351,900	$363,500	$329,300	$362,100	$319,500
Harsh environment floaters	401,600	379,900	372,500	385,700	334,400
Midwater floaters	—	—	—	—	111,400
Total fleet average daily revenue	$367,100	369,400	$343,500	$370,100	$321,800

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Utilization (2)	2021	2021	2020	2021	2020
Ultra-deepwater floaters	50%	48%	60%	49%	61%
Harsh environment floaters	60%	73%	75%	66%	72%
Midwater floaters	—%	—%	—%	—%	37%
Total fleet average rig utilization	53%	55%	65%	53%	64%

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Revenue Efficiency (3)	2021	2021	2020	2021	2020
Ultra-deepwater floaters	96%	98%	97%	97%	97%
Harsh environment floaters	103%	98%	96%	100%	94%
Midwater floaters	—%	—%	—%	—%	86%
Total fleet average revenue efficiency	98%	98%	97%	98%	96%

(1) Average daily revenue is defined as contract drilling revenues, excluding revenues for contract terminations, reimbursements and contract intangible amortization, earned per operating day. An operating day is defined as a calendar day during which a rig is contracted to earn a dayrate during the firm contract period after commencement of operations.

(2) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

(3) Revenue efficiency is defined as actual contract drilling revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(In millions, except per share data)

	YTD	QTD	YTD	QTD	YTD
	09/30/21	09/30/21	06/30/21	06/30/21	03/31/21
Adjusted Net Loss
Net loss attributable to controlling interest, as reported	$(332)	$(130)	$(202)	$(103)	$(99)
Loss on disposal of assets, net	60	—	60	—	60
Gain on retirement of debt	(51)	—	(51)	—	(51)
Discrete tax items	(25)	8	(33)	(6)	(27)
Net loss, as adjusted	$(348)	$(122)	$(226)	$(109)	$(117)

Adjusted Diluted Loss Per Share:
Diluted loss per share, as reported	$(0.53)	$(0.20)	$(0.33)	$(0.17)	$(0.16)
Loss on disposal of assets, net	0.10	—	0.10	—	0.10
Gain on retirement of debt	(0.08)	—	(0.08)	—	(0.08)
Discrete tax items	(0.04)	0.01	(0.06)	(0.01)	(0.05)
Diluted loss per share, as adjusted	$(0.55)	$(0.19)	$(0.37)	$(0.18)	$(0.19)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/20	12/31/20	09/30/20	09/30/20	06/30/20	06/30/20	03/31/20
Adjusted Net Loss
Net income (loss) attributable to controlling interest, as reported	$(567)	$(37)	$(530)	$359	$(889)	$(497)	$(392)
Restructuring costs	5	(1)	6	5	1	1	—
Loss on impairment of assets	597	—	597	—	597	430	167
Loss on disposal of assets, net	61	—	61	61	—	—	—
Loss on impairment of investment in unconsolidated affiliates	62	3	59	—	59	59	—
(Gain) loss on restructuring and retirement of debt	(533)	(137)	(396)	(449)	53	(4)	57
Discrete tax items	(91)	(37)	(54)	(45)	(9)	10	(19)
Net loss, as adjusted	$(466)	$(209)	$(257)	$(69)	$(188)	$(1)	$(187)

Adjusted Diluted Loss Per Share:
Diluted earnings (loss) per share, as reported	$(0.92)	$(0.06)	$(0.86)	$0.51	$(1.45)	$(0.81)	$(0.64)
Restructuring costs	0.01	—	0.01	0.01	—	—	—
Loss on impairment of assets	0.97	—	0.97	—	0.97	0.70	0.28
Loss on disposal of assets, net	0.10	—	0.10	0.09	—	—	—
Loss on impairment of investment in unconsolidated affiliates	0.10	—	0.10	—	0.10	0.10	—
(Gain) loss on restructuring and retirement of debt	(0.87)	(0.22)	(0.65)	(0.65)	0.09	(0.01)	0.09
Discrete tax items	(0.15)	(0.06)	(0.09)	(0.07)	(0.02)	0.02	(0.03)
Diluted loss per share, as adjusted	$(0.76)	$(0.34)	$(0.42)	$(0.11)	$(0.31)	$—	$(0.30)

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED CONTRACT DRILLING REVENUES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AND RELATED MARGINS
(In millions, except percentages)

	YTD	QTD	YTD	QTD	YTD
	09/30/21	09/30/21	06/30/21	06/30/21	03/31/21

Contract drilling revenues	$1,935	$626	$1,309	$656	$653
Contract intangible asset amortization	170	57	113	57	56
Adjusted Contract Drilling Revenues	$2,105	$683	$1,422	$713	$709

Net loss	$(331)	$(130)	$(201)	$(103)	$(98)
Interest expense, net of interest income	329	106	223	111	112
Income tax expense (benefit)	10	27	(17)	4	(21)
Depreciation and amortization	558	185	373	186	187
Contract intangible asset amortization	170	57	113	57	56
EBITDA	736	245	491	255	236

Loss on disposal of assets, net	60	—	60	—	60
Gain on retirement of debt	(51)	—	(51)	—	(51)
Adjusted EBITDA	$745	$245	$500	$255	$245

EBITDA margin	35%	36%	35%	36%	33%
Adjusted EBITDA margin	35%	36%	35%	36%	35%

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/20	12/31/20	09/30/20	09/30/20	06/30/20	06/30/20	03/31/20

Contract drilling revenues	$3,152	$690	$2,462	$773	$1,689	$930	$759
Contract intangible asset amortization	215	57	158	57	101	53	48
Adjusted Contract Drilling Revenues	$3,367	$747	$2,620	$830	$1,790	$983	$807

Net income (loss)	$(568)	$(39)	$(529)	$359	$(888)	$(497)	$(391)
Interest expense, net of interest income	554	115	439	139	300	149	151
Income tax expense (benefit)	27	23	4	(24)	28	32	(4)
Depreciation and amortization	781	189	592	190	402	196	206
Contract intangible asset amortization	215	57	158	57	101	53	48
EBITDA	1,009	345	664	721	(57)	(67)	10

Restructuring costs	5	(1)	6	5	1	1	—
Loss on impairment of assets	597	—	597	—	597	429	168
Loss on disposal of assets, net	61	—	61	61	—	—	—
(Gain) loss on restructuring and retirement of debt	(533)	(137)	(396)	(449)	53	(4)	57
Loss on impairment of investment in unconsolidated affiliates	62	3	59	—	59	59	—
Adjusted EBITDA	$1,201	$210	$991	$338	$653	$418	$235

EBITDA margin	30%	46%	25%	87%	(3)%	(7)%	1%
Adjusted EBITDA margin	36%	28%	38%	41%	36%	43%	29%

TRANSOCEAN LTD. AND SUBSIDIARIES
SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS
(In millions, except tax rates)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

Income (loss) before income taxes	$(103)	$(99)	$335	$(321)	$(525)
Restructuring costs	—	—	5	—	6
Loss on impairment of assets	—	—	—	—	597
Loss on disposal of assets, net	—	—	61	60	61
Loss on impairment of investment in unconsolidated affiliate	—	—	—	—	59
Gain on restructuring and retirement of debt	—	—	(449)	(51)	(396)
Adjusted loss before income taxes	$(103)	$(99)	(48)	$(312)	(198)

Revenues recognized for the settlement of disputes			—		(157)
Adjusted loss before income taxes for determining effective tax rate			$(48)		$(355)

Income tax expense (benefit)	$27	$4	$(24)	$10	$4
Restructuring costs	—	—	—	—	—
Loss on impairment of assets	—	—	—	—	—
Loss on disposal of assets, net	—	—	—	—	—
Loss on impairment of investment in unconsolidated affiliate	—	—	—	—	—
Gain on restructuring and retirement of debt	—	—	—	—	—
Changes in estimates (1)	(8)	6	43	25	54
Revenues recognized for the settlement of disputes	—	—	2	—	—
Adjusted income tax expense (2)	$19	$10	$21	$35	$58

Effective Tax Rate (3)	(26.1)%	(4.6)%	(7.0)%	(3.2)%	(0.8)%

Effective Tax Rate, excluding discrete items (4)	(18.1)%	(10.2)%	(45.6)%	(11.2)%	(16.4)%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities, or become aware of changes in laws and other events that have an effect on our (a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) The three months ended September 30, 2021 included $7 million of additional tax expense, reflecting the cumulative effect of an increase in the annual effective tax rate from the previous quarter estimate.

(3) Our effective tax rate is calculated as income tax expense divided by income before income taxes.

(4) Our effective tax rate, excluding discrete items, is calculated as income tax expense, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income before income tax expense, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes related to estimating the annual effective tax rate.